UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LADISH CO., INC
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LADISH CO., INC.
5481 South Packard Avenue
Cudahy, Wisconsin 53110

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS

To Stockholders:

        An Annual Meeting of Stockholders of Ladish Co., Inc., a Wisconsin corporation (the “Company”), will be held in the Creole Meeting Room of the Four Points Hotel Sheraton Milwaukee Airport located at 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 3, 2006 at 10:00 a.m. Central Daylight Time, for the following purposes:

(1) To elect six (6) Directors, to serve for the term of one year or until their successors have been elected and have duly qualified.

    (2)       To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of KPMG LLP as the independent registered public accounting firm of the Company for 2006.

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only Stockholders of record at the close of business on April 5, 2006 will be entitled to notice of and to vote at the 2006 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

        A Proxy Statement and proxy card accompany this Notice of Annual Meeting of Stockholders.

/s/ Wayne E. Larsen Wayne E. Larsen Secretary

Cudahy, Wisconsin
April 5, 2006

LADISH CO., INC.
5481 South Packard Avenue
Cudahy, Wisconsin 53110

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2006

        This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel Sheraton Milwaukee Airport, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Wednesday, May 3, 2006 at 10:00 a.m., Central Daylight Time (the “2006 Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 5, 2006.

RIGHT TO REVOKE PROXY

        Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2006 Annual Meeting, by executing a proxy bearing a later date or by attending the 2006 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2006 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

        (1)        FOR the election of the six (6) nominees listed under “Election of Directors” as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

        (2)        To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent registered public accounting firm of KPMG LLP as the independent auditors of the Company for 2006; and

        (3)        At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2006 Annual Meeting or any adjournment thereof.

BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2006 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2006 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

VOTING SECURITIES AND STOCKHOLDERS

        The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2006 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on April 5, 2006. At that date, there were outstanding and entitled to vote 14,017,217 shares of Common Stock.

        The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2006 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

        The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

        As of March 31, 2006, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned	Percent Of Class
Wellington Management Company, LLP [1,2]	1,082,700	8.0%
75 State Street, 19th Floor
Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. [1]	903,282	6.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Bear Stearns Asset Management Inc. [1,2]	892,850	6.4%
383 Madison Avenue
New York, New York 10179
Capital Group International, Inc. [1]	883,500	6.3%
11100 Santa Monica Blvd
Los Angeles, California 90025

1     Information regarding the above stockholders and their beneficial ownership of the Company’s shares was obtained from the Schedule 13G of Wellington Management Company, LLP dated February 14, 2006, the Schedule 13G of Dimensional Fund Advisors Inc. dated February 1, 2006, the Schedule 13G of Bear Stearns Asset Management Inc. dated February 14, 2006, and the Schedule 13G of Capital Group International, Inc. dated February 3, 2006.
2 The Wellington Management Company, LLP ownership position is comprised of 1,082,700 shares with shared dispositive power and 292,700 shares with shared voting power. The Bear Stearns Asset Management Inc. ownership position is comprised of 316,114 shares with sole voting power, 576,736 shares with shared voting power, 411,614 shares with sole dispositive power and 481,236 shares with shared dispositive power.

        The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

Name	Number of Shares Beneficially Owned At April 5, 2006 [1]	Percent Of Class
Lawrence W. Bianchi	0	*
James C. Hill	1,500	*
Leon A. Kranz	0	*
Wayne E. Larsen	12,300	*
J. Robert Peart	0	*
John W. Splude	0	*
Gene E. Bunge	0	*
Randy B. Turner	0	*
Gary J. Vroman	10,000	*
Kerry L. Woody	100,300	*
Directors and Executive Officers
as a Group (13 persons)	209,767	1.5%
* Less than one percent (1%)

(1)     Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company’s stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Woody, Larsen, Bunge, Vroman and Turner are 100,000, 10,000, 0, 10,000 and 0 shares, respectively.

3

ITEM 1 – ELECTION OF DIRECTORS

        At the 2006 Annual Meeting, six (6) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

        The Board of Directors recommends you vote FOR the election of each of the six (6) nominees to the Board of Directors set forth below.

Nominees
Lawrence W. Bianchi, 64. Director since 1998. Mr. Bianchi in 1994 retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998 Mr. Bianchi served as CFO of the law firm of Foley & Lardner LLP. Mr. Bianchi’s principal occupation is investments.

James C. Hill, 58. Director since 2003. Mr. Hill was Chairman and Chief Executive Officer of Vision Metals, Inc., a steel tubing producer, from 1997 to 2001. Prior to that period he was Corporate Vice President of Quanex Corporation, a NYSE public company and President of its Tube Group from 1983 to 1997.

Leon A. Kranz, 66. Director since 2001. Mr. Kranz was formerly President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he held for over ten years.

J. Robert Peart, 43. Director since 2003. Mr. Peart is Managing Director for Guggenheim Aviation Partners, LLC, a private investment concern since 2004. Prior to that period, he was Managing Director of Residco, a transportation investment banking concern.

John W. Splude, 60. Director since 2004. Mr. Splude is Chairman and Chief Executive Officer of HK Systems, Inc., an automated material handling and logistics software provider, a position he has held for over ten years. He is also a Director of Gehl Company, Superior Die Cast, a regent of Milwaukee School of Engineering and serves on the Advisory Board of U.S. Bank-Wisconsin.

Kerry L. Woody, 54. Director since 1997. Mr. Woody has been President since 1995 and Chief Executive Officer since 1998. Previously he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a regent of the Milwaukee School of Engineering.

BOARD MEETINGS AND COMMITTEES

        The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 2005, the Board of Directors held eight (8) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2005. All Board members, except Mr. Peart, attended the 2005 Annual Meeting of Stockholders. All Directors, except for Mr. Woody, are considered independent by Nasdaq listing standards. During the fiscal year ended December 31, 2005, there were three committees, those being an Audit Committee, an Independent/Nominating Committee and a Compensation and Stock Option Committee.

AUDIT COMMITTEE

        For the year ending December 31, 2005, the members of the Audit Committee were Chairman Lawrence W. Bianchi, J. Robert Peart and John W. Splude. Each member of the Audit Committee is “independent” according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Bianchi, an independent director, has been designated as the Audit Committee “financial expert,” as defined in Item 401(h) of Regulation S-K, by the Board of Directors. The Audit Committee is responsible for annually selecting an independent registered public accounting firm to serve as the Company’s auditors, to meet with and review reports of the Company’s auditors and approve the fees payable to them. The independence of the independent registered public accounting firm auditing the Company’s financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal years 2004 and 2005, the Company’s auditors were KPMG LLP. All services provided by KPMG LLP in 2004 and 2005 were authorized by the Audit Committee in accordance with the Audit Committee Charter. Services provided in 2004 and 2005 by KPMG LLP resulted in fees of:

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2004	$332,000	$29,000	$0	$0
2005	$435,000	$30,200	$0	$0

(1)	For the years ended December 31, 2004 and 2005, respectively, $220,000 and $123,500 of the audit fees charged by KPMG LLP related to the audit of Internal Controls over Financial Reporting. $100,000 of the 2005 audit fees related to a secondary securities offering by one of the Company’s shareholders. That shareholder reimbursed the Company for those fees.

The Audit Committee assessed the level of non-audit services in determining the Company’s auditors, KPMG LLP, to be independent. Following conclusion of the 2005 audit by KPMG LLP, the Audit Committee confirms that:

•	the Audit Committee has reviewed and discussed the audited financial statements with management;

•	the Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 as amended by SAS 90;

•	the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1; and

•	the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

        The Audit Committee Charter was reviewed by the Audit Committee in 2005 and no changes were made. The Charter was filed as an Exhibit to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. In addition, the Audit Committee provides oversight to the total financial status of the Company as well as assisting the Company with assessments of pension-asset performance and investment criteria. The Audit Committee met four (4) times in 2005 for all of the above purposes.

By the Audit Committee
Lawrence W. Bianchi, J. Robert Peart and John W. Splude

INDEPENDENT/NOMINATING COMMITTEE

        The Company’s Independent/Nominating Committee was established in 2004. The Independent/ Nominating Committee is made up of all directors who are not a member of the Company’s management. For 2005, the Independent/Nominating Committee consisted of Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart and John W. Splude, all of whom are considered to be independent by Nasdaq listing standards. Among other duties, the Independent/Nominating Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of stockholders. The Independent/Nominating Committee met three (3) times in 2005. The Independent/Nominating Committee has adopted a Charter which was filed as an Exhibit to the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders. The Company has also made the Charter available on the Company’s website, www.ladishco.com. Pursuant to the terms of the Independent/Nominating Committee Charter, the Independent/Nominating Committee will evaluate all prospective director nominees including all those nominated by Company stockholders. Company stockholders who wish to submit a nominee for director should direct that request to the Company President or Secretary who will forward same to the Independent/Nominating Committee. In 2005, the Independent/Nominating Committee did not receive any director nominees from Company stockholders. The Independent/Nominating Committee does not apply a prescribed set of qualifications when assessing a nominee, rather the Independent/Nominating Committee evaluates and makes appropriate inquiries into the backgrounds and qualifications of all nominees for director. In 2004, the Company utilized the services of Sullivan & Associates to identify a prospective director nominee. The result of that process was the selection of John W. Splude as a director to fill a vacancy on the Board of Directors.

By the Independent/Nominating Committee
Lawrence W. Bianchi, James C. Hill, Leon A. Kranz,
J. Robert Peart and John W. Splude

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

        The members of the Compensation and Stock Option Committee for the year ending December 31, 2005 were Chairman Leon A. Kranz, James C. Hill and John W. Splude. The Compensation and Stock Option Committee is responsible for (i) setting the overall policy of the Company’s executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for the Company executives; and (iv) acting as the administrator of the Company’s 1996 Long Term Incentive Plan (the “Incentive Plan”). The Compensation and Stock Option Committee met four (4) times in 2005. The Company’s executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company’s success in meeting specified performance goals. The primary criteria used by the Compensation and Stock Option Committee in assessing the performance of the Company’s Chief Executive Officer are the results of the Company as measured by its earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Company’s success in generating cash and the strategic direction of the Company. By monitoring these areas at the Company the Compensation and Stock Option Committee determines whether the Chief Executive Officer is achieving their expectations. In addition, the Compensation and Stock Option Committee also assesses the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and the raising of capital for the business. In 2005, the Company was able to exceed its business plan with respect to sales, earnings and EBITDA. The Chief Executive Officer received incentive compensation for 2005 of $205,000 due to the Company’s performance.

        In addition, through the use of stock options, the Company ensures that a part of the executives’ compensation is closely tied to appreciation in the Company’s stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. The executives at the Company have not received any stock options since 2000.

        The Compensation and Stock Option Committee regularly reports its actions and recommendations to the full Board of Directors. In 2005, none of the actions or recommendations of the Compensation and Stock Option Committee were modified or rejected by the Board of Directors.

By the Compensation and Stock Option Committee
James C. Hill, Leon A. Kranz and John W. Splude

COMPENSATION OF DIRECTORS

        Non-employee directors receive an annual fee of twenty thousand dollars ($20,000.00) which is payable quarterly. Directors who are not officers or employees of the Company also receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended. Chairmen of the Audit Committee and the Compensation and Stock Option Committee receive an additional annual fee of four thousand dollars ($4,000.00). In addition, the Company reimburses all directors for expenses associated with attending Board meetings and Board Committee meetings.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information for the Company’s fiscal years ended December 31, 2005, 2004 and 2003, with regard to the compensation for their services to the Company of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company’s most recently completed fiscal year.

SUMMARY COMPENSATION TABLE
		Annual Compensation[1]		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compen- sation[3]	Restricted Stock Awards (Shares)	Stock Option Awards (Shares)	All Other Compen- sation[4]
Kerry L. Woody	2005	$328,197	$205,000	$ 1,188	--	--	$ 8,083
President & Chief Executive Officer	2004	$305,005	$ 92,000	$ 1,296	--	--	$ 9,508
	2003	$299,140	$ 79,000	$ 1,296	--	--	$ 5,398

Wayne E. Larsen	2005	$208,595	$140,000	$ 1,188	--	--	$ 7,724
Vice President Law/Finance & Secretary	2004	$192,003	$ 60,000	$ 774	--	--	$ 8,705
	2003	$188,310	$ 49,000	$ 774	--	--	$ 4,587

Randy B. Turner	2005	$170,057	$ 24,000	$ 1,568	--	--	--
President - Pacific Cast	2004	$167,520	$ 25,000	$ 786	--	--	--
Technologies, Inc.	2003	$169,073	$ 9,550	$ 786	--	--	--

Gary J. Vroman	2005	$166,103	$ 58,000	$ 710	--	--	$ 10,595
Vice President - Sales & Marketing	2004	$150,465	$ 33,000	$ 468	--	--	$ 11,415
	2003	$145,159	$ 15,000	$ 468	--	--	$ 5,247

Gene E. Bunge	2005	$136,135	$ 50,000	$ 2,112	--	--	$ 5,146
Vice President - Engineering	2004	$127,502	$ 28,000	$ 2,304	--	--	$ 5,146
	2003	$122,597	$ 13,000	$ 2,304	--	--	$ 5,146

(1)     Annual Compensation includes those amounts the executive officers may defer under the 401(k) Plans of the Company and its subsidiaries as well as amounts the executive officers may defer under the Company’s Elective Deferred Compensation Plan (the “EDC Plan”). Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options.

(2)     An incentive bonus is paid only upon the achievement of a predetermined financial objective set each year by the Board of Directors’ Compensation and Stock Option Committee at the beginning of the fiscal year.

(3)     Other annual compensation includes supplemental life insurance provided to the above listed executives.

(4)     All other compensation consists principally of automobile allowances.

PENSION BENEFITS

        Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the “Pension Plan”) is a “defined benefit” pension plan generally covering salaried, non-union employees at the Wisconsin facility of the Company who are not covered by any other defined benefit plan to which the Company makes contributions pursuant to a collective bargaining agreement.

        Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

        The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest is multiplied by the number of years of Benefit Service (as defined). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

        The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2005, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of Benefit Service:

	Years of Benefit Service
Average Annual Earnings for Highest 5-Year Period Within the 10-Years Preceding Retirement	10	15	20	25	30	40
$50,000	$6,250	$9,375	$12,500	$15,625	$18,750	$25,000

$100,000	$12,500	$18,750	$25,000	$31,250	$37,500	$50,000

$150,000	$18,750	$28,125	$37,500	$46,875	$56,250	$75,000

$200,000	$25,000	$37,500	$50,000	$62,500	$75,000	$100,000

$250,000	$31,250	$46,875	$62,500	$78,125	$93,750	$125,000

$300,000	$37,500	$56,250	$75,000	$93,750	$112,500	$150,000

        The years of Benefit Service for Messrs. Woody, Larsen, Vroman and Bunge as of January 1, 2006 were 31, 25, 24 and 36, respectively.

        Deferred Compensation Agreements. The Company has entered into deferred compensation agreements (the “Agreements”) with seven current officers of the Company, including Messrs. Woody, Larsen, Bunge and Vroman. Each employee covered by the Agreements (an “Employee”), upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person’s total retirement benefits under the Agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

        The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the Employee’s base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an Employee suffers a disability (as defined), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by the Company or through workers’ compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

        Any amount to be paid under the Agreements shall be reduced by any benefit paid to an Employee or his beneficiary pursuant to the Pension Plan.

        Defined Contribution Plan. The Ladish Co., Inc. Savings and Deferral Investment Plan (“SDIP”), which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months’ service may contribute 1% to 50% of their annual base salary to SDIP and the Company will provide a matching contribution in an amount to be determined by the Board of Directors of the Company. Employees’ contributions of 1% to 50% can be “before tax” contributions, “after tax” contributions or a combination of both. The employees’ contributions and the matching Company contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

        Elective Deferred Compensation Plan. The EDC Plan was approved by the Board of Directors during 2000 and became effective during the Fourth Quarter of 2000. Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. There is no Company matching contribution to the EDC Plan and the Company does not guaranty any return on any of the investment options available to the participants in the EDC Plan.

TOTAL SHAREHOLDER RETURN

The following graph compares the period percentage change in Ladish’s cumulative total shareholder return on its common stock, assuming dividend reinvestment, with the cumulative total return of (i) the Russell 2000 Small Cap Index, and (ii) a peer group from the Company’s industry, for the period of December 31, 2000 to December 31, 2005. The Company’s peer group is comprised of Precision Castparts Corp., Allegheny Technologies Inc., Titanium Metals Corporation and SIFCO Industries, Inc.

	Dec-31-00	Dec-31-01	Dec-31-02	Dec-31-03	Dec-31-04	Dec-31-05
Ladish	10.75	10.92	8.06	8.12	11.60	22.35

Russell 2000	483.53	488.50	383.09	556.91	651.57	673.22

Industry Peers	17.36	13.64	8.7	16.99	26.29	67.53

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Woody, Larsen, Bunge and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

        The agreements provide that, upon the involuntary termination of the employee other than for cause, the Company is required to pay the employee 24 months of severance pay, determined by the employee’s base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee’s average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment by the Company. Each agreement further provides that any compensation paid by the Company shall be reduced by any benefit paid under the Company’s salaried employees’ retirement plan. In addition to the foregoing, grants of stock options and SARs under the Incentive Plan become immediately exercisable upon a change in control of the Company. Mr. Turner has a separate agreement with the Company which provides for six months of severance pay in the event of involuntary separation other than for cause.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

        During the year ending December 31, 2005, Kerry L. Woody, President and Chief Executive Officer of the Company, did not serve on the Compensation and Stock Option Committee of the Company. No insider at the Company participated on the Compensation and Stock Option Committee in 2005.

CERTAIN RELATIONSHIPS

        The Company participates in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, a director of the Company, is also a director. The Company made payments of approximately $1,200,000 to Weber Metals, Inc. under the joint venture in the year ending December 31, 2005.

THE STOCK OPTION PLAN

        The Plan has been established by the Company to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to key employees and other persons providing material services to the Company, initially approximately 40 persons were granted options with approximately 18 persons still having options as of March 10, 2006. The Plan provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights.

Option Grants In 2005
Name	Shares Underlying Options Granted	Percentage of Total Options Granted to All Employees in 2004	Exercise Price (per share)	Expiration Date	Grant Date Present Value
Kerry L. Woody	0	0%	--	--	--

Wayne E. Larsen	0	0%	--	--	--

Gary J. Vroman	0	0%	--	--	--

Gene E. Bunge	0	0%	--	--	--

Randy B. Turner	0	0%	--	--	--

Aggregated Option Exercises in 2005 and Fiscal Year-End Option Values
	Number of Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry L. Woody	53,167	$471,497	100,000	0	$1,410,000	$0

Wayne E. Larsen	60,500	$725,361	10,000	0	$141,000	$0

Gary J. Vroman	40,000	$390,436	10,000	0	$141,000	$0

Gene E. Bunge	40,000	$453,800	0	0	$0	$0

Randy B. Turner	16,500	$84,910	0	0	$0	$0

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	253,750	$8.96	39,500

Equity compensation plans not approved by security holders	--	--	--

Total	253,750	$8.96	39,500

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING
COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).

        Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on review of reports furnished to it, each individual who was required to file such a report for the calendar year ending December 31, 2005 did so in a timely manner.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        KPMG LLP have been the auditors of the financial statements of the Company for the fiscal years ended December 31, 2005 and 2004. It is anticipated that representatives of KPMG LLP will be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2006 Annual Meeting or submitted to them in writing before the 2006 Annual Meeting.

        KPMG LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

        As is customary, auditors for the current fiscal year will be appointed by the Audit Committee, ratified by a majority of the stockholders at the 2006 Annual Meeting of Stockholders and ratified by the Board of Directors at their meeting immediately following the 2006 Annual Meeting of Stockholders.

ITEM 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2006. The Audit Committee expects that the full Board of Directors will ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm at their first meeting after the 2006 Annual Meeting of Stockholders.

        The Board of Directors recommends that you vote IN FAVOR of Proposal 2.

OTHER MATTERS

        Management of the Company is not aware of other matters to be presented for action at the 2006 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

        Stockholders who wish to include a proposal in the proxy statement for the Company’s Annual Meeting of Stockholders for 2007 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than November 15, 2006. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company’s By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2007 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2007 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

        Any stockholder who wishes to communicate to the entire Board of Directors of the Company, or to any individual director, may send that communication in writing to the Secretary of the Company and it will be forwarded to the appropriate member(s) of the Board of Directors. All written stockholder communications to the Board of Directors will be forwarded to the designated recipient(s).

REPORT ON FORM 10-K

        Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company’s 2005 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

        It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

By Order of the Board of Directors
/s/ WAYNE E. LARSEN
Wayne E. Larsen
April 5, 2006	Secretary